Salisbury Bancorp, Inc.

SALISBURY BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by 11:59 P.M. Eastern Time on April 11, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96844-Z84465

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SALISBURY BANCORP, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	**For**	**Against**	**Abstain**
1. To approve the Agreement and Plan of Merger (the "merger agreement"), by and among NBT Bancorp Inc. ("NBT"), NBT Bank, National Association, ("NBT Bank"), Salisbury Bancorp, Inc. ("Salisbury") and Salisbury Bank and Trust Company ("Salisbury Bank"), dated as of December 5, 2022, pursuant to which (i) Salisbury will merge with and into NBT, with NBT as the surviving entity, and (ii) Salisbury Bank will merge with and into NBT Bank, with NBT Bank as the surviving entity (the "merger proposal").	☐	☐	☐
2. To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Salisbury in connection with the merger.	☐	☐	☐
3. To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting, or at an adjournment or postponement of that meeting, to approve the merger proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D96845-Z84465

REVOCABLE PROXY

SALISBURY BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SALISBURY BANCORP, INC.

The undersigned holder(s) of the Common Stock of Salisbury Bancorp, Inc. ("SAL") do nominate and appoint Arthur J. Bassin, Neila B. Radin and Grace E. Schalkwyk jointly and severally as proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of SAL, standing in our name on its books on February 22, 2023 at the Special Meeting of its Stockholders to be held at The Interlaken Inn, 74 Interlaken Road, Lakeville, CT 06039 on April 12, 2023 at 4:00 p.m. Eastern Time or at any adjournment thereof with all power the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side